                                                                      Exhibit 7



                Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-33782) pertaining to the Lincoln Life Flexible Premium Variable Life Account R, and to the use therein of our reports dated (a) February 2, 2001, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account R.

                                              /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 16, 2001